EXHIBIT 8.1


                              TROUTMAN SANDERS LLP
                               NATIONSBANK PLAZA
                    600 PEACHTREE STREET, N.E. - SUITE 5200
                          ATLANTA, GEORGIA 30308-2216
                            TELEPHONE: 404-885-3000


                                 August 16, 1996


Georgia Power Company
333 Piedmont Avenue, N.E.
Atlanta, Georgia  30328

     Re: Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel to Georgia Power Company in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus and form of preliminary prospectus supplement, filed with the Securities and Exchange Commission (the "Commission") on June 14, 1996 (File Nos. 333-06037, 333-06037-01, 333-06037-02 and 333-06037-03) and amended by
Amendment No. 1 filed with the Commission on August 16, 1996 (as so amended, the "Registration Statement").

     We hereby confirm our opinion that the statements as to matters of law and legal conclusions set forth under the caption "Certain Federal Income Tax Considerations" in the form of preliminary prospectus supplement included in the Registration Statement are correct in all material respects.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Certain Federal Income Tax Considerations" in the form of preliminary prospectus supplement forming part of the Registration Statement. In giving the forgoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                                 Very truly yours,

                                                 /s/Troutman Sanders LLP

                                                 TROUTMAN SANDERS LLP